SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 10, 2012

KEYUAN PETROCHEMICALS, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-124837	45-0538522
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province
P.R. China 315803
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 574-8623-2955
 (ISSUER TELEPHONE NUMBER)

Silver Pearl Enterprises, Inc.
1541 E. Interstate 30
Rockwall, Texas 75087
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

–––––––––––––––– Copies to: Hunter Taubman Weiss LLP 17 State Street, Floor 20 New York, NY 10004 Tel: 212-732-7184
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01	Other Events

On January 10, 2012, Mr. Lei (“Michael”) Xu joined the Board of Directors of Keyuan Petrochemicals, Inc. (the “Company”) as an non-voting observer, effective immediately.

Mr. Xu is a general partner of Prax Capital, one of leading private equity firms with the investment focus in China. Prax Capital, through Dragon State International Limited, invested $20M in the Company in September 2010 and is the largest institutional shareholder of the Company. Prior to joining Prax Capital in 2003, Mr. Xu worked at New Margin Ventures, Kamsky Associates, Inc. and Deloitte & Touch. Mr. Xu has about 15 years experience in venture investment and business advisory in China. Mr. Xu holds an MBA from the Wharton School at the University of Pennsylvania and a law degree from Ningbo University in China.

SECTOIN 9 –Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

99.1	Press Release dated as of January 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keyuan Petrochemicals, Inc.

Date: January 17, 2012	By:	Chunfeng Tao
Name: Chunfeng Tao
Title: Chief Executive Officer